Exhibit 10

(CLEARY GOTTLIEB STEEN & HAMILTON LLP LETTERHEAD)

Writer´s Direct Dial: (212) 225-2570
E-Mail:  jelkoury@cgsh.com
January 20, 2012

República Oriental del Uruguay
c/o Ministry of Economy and Finance
C. Correo 1467
11100 Montevideo
Uruguay

Ladies and Gentlemen:

We have acted as special New York counsel to República Oriental del Uruguay (the “Republic”) in connection with (a) the Republic’s offering pursuant to (i) a registration statement (File No. 333-151351), filed with the United States Securities and Exchange Commission (the “Commission”) under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”) and (ii) a registration statement (File No. 333-175764) filed with the Commission under Schedule B of the Securities Act (the “Rule 462(b) Registration Statement”) of Ps.25,376,000,000 aggregate principal amount of the Republic’s 4.375% UI Global Notes due 2028 (the “New Bonds”), which were issued on December 15, 2011, and (b) the Republic’s invitation (the “Exchange Offer”) to holders of the outstanding 5.00% UI Global Bonds due 2018 (the “Eligible Bonds”) to submit offers to exchange Eligible Bonds for the Republic’s 4.375% UI Global Notes due 2028 (the “Exchange Bonds” and, together with the New Bonds, the “Bonds”).  The Exchange Bonds issued in exchange for Eligible Bonds are consolidated, form a single series and are fully fungible with the New Bonds.  The Bonds were issued under an Indenture dated as of May 29, 2003 (the “Indenture”) among the Republic, Banco Central del Uruguay (“Banco Central”), as financial agent of the Republic, and The Bank of New York Mellon (formerly, The Bank of New York), as trustee (the “Trustee”).  The Registration Statement, as amended as of December 5, 2011, the date on which the most recent Form 18-K/A was filed as an amendment thereto, together with the Rule 462(b) Registration Statement, insofar as they relate to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act), but excluding the documents incorporated by reference in each of them, are herein called the “Registration Statements;” the related prospectus dated June 20, 2008, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement pertaining to the New Bonds, dated December 5, 2011, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” the related prospectus supplement pertaining to the New Bonds, dated December 5, 2011, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “First Prospectus Supplement;” the related prospectus supplement pertaining to the New Bonds, dated December 12, 2011, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Second Prospectus Supplement;” and the related prospectus supplement related to the Exchange Bonds dated December 6, 2011 as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Exchange Offer Prospectus Supplement.”  The Base Prospectus, the Preliminary Prospectus Supplement, the First Prospectus Supplement and the Second Prospectus Supplement together are herein called the “Final Prospectus,” and the Base Prospectus and the Exchange Offer Prospectus Supplement are herein called the “Final Exchange Offer Prospectus.”

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statements, and the documents incorporated by reference therein;

(b)	the Final Prospectus and the documents incorporated by reference therein;

(c)	the Final Exchange Offer Prospectus and the documents incorporated by reference therein

(d)	an executed copy of the Indenture;

(e)
an executed copy of the Authorization Certificate related to the New Bonds, dated as of December 15, 2011, and an executed copy of the Authorization Certificate related to the Exchange Bonds issued pursuant to the Exchange Offer, dated as of December 15, 2011, pursuant to each of which the terms of the Bonds were established, and

(f)	a facsimile copy of the Bonds in global form as executed by the Republic.

In addition, we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  In addition, we have assumed and have not verified (i) that all signatures on all such agreements and documents are genuine, (ii) the accuracy as to factual matters of each document we have reviewed, and (iii) that all agreements and documents we have examined have been duly authorized, executed and delivered pursuant to Uruguayan law.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that, assuming the Indenture has been duly authorized, executed and delivered by the parties thereto and the Bonds have been duly authorized by the Republic and duly executed and authenticated in accordance with the terms of the Indenture and (i) with respect to the New Bonds, delivered and paid for in accordance with the terms of the underwriting agreement dated as of December 5, 2011 and the underwriting agreement dated as of December 12, 2011, each of which among the Republic, acting through the Ministry of Economy and Finance, Citigroup Global Markets Inc. and HSBC Securities (USA) Inc. and (ii) with respect to the Exchange Bonds issued, delivered in exchange for Eligible Bonds pursuant to the terms of the Invitation, the Bonds constitute valid, binding and enforceable obligations of the Republic, entitled to the benefits of the Indenture.

In giving the foregoing opinion, (i) we have assumed that each of the Republic and the Trustee has satisfied those legal requirements that are applicable to it to the extent necessary to make the Indenture and the Bonds enforceable against the parties thereto (except that no such assumption is made as to the Republic regarding matters of the federal law of the United States or the law of the State of New York that in our experience are normally applicable in relation to the Indenture and the Bonds), (ii) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, and (iii) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We express no opinion as to the enforceability of paragraph 16 of the Terms and Conditions of the Bonds relating to currency indemnity.

The enforceability in the United States of the waiver of immunities from court jurisdiction and from legal process by the Republic set forth in paragraph 15(d) of the terms and conditions of the Bonds and Section 9.7(d) of the Indenture, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976, as amended.  We express no opinion as to the enforceability of any such waiver of immunity to the extent that it purports to apply to any immunity to which the Republic may become entitled after the date hereof.

We also note that the designations in paragraph 15(b) of the terms and conditions of the Bonds and Section 9.7(b) of the Indenture of the U.S. federal courts located in the Borough of Manhattan, the City of New York as the venue for actions or proceedings relating to the Bonds are (notwithstanding the waiver contained in paragraph 15(b) of the terms and conditions of the Bonds and Section 9.7(b) of the Indenture) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to Amendment No. 3 to the Republic’s Annual Report on Form 18-K for the Fiscal Year ended December 31, 2010 and to the references to us under the heading “Validity of the Securities” in the Base Prospectus.  In giving such consent, we do not hereby admit that we are experts with respect to any part of the Registration Statements, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder.  We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By: /s/ Jaime A. El Koury Jaime A. El Koury, a Partner

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